UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle Albany, NY	12212

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2014, Albany Molecular Research, Inc., a Delaware corporation (“AMRI”), ALO Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of AMRI (“Acquisition Sub”), Oso BioPharm Holdings, LLC (the “Seller”) and Oso BioPharmaceuticals Manufacturing, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller (“OsoBio”), completed the Closing of the purchase of OsoBio by the Acquisition Sub (the “Transaction”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), which was previously announced in a separate 8-K filed on June 2, 2014. AMRI announced that upon completion of the Transaction, OsoBio would become a wholly-owned subsidiary of AMRI through the Acquisition Sub.

Item 7.01	Regulation FD Disclosure.

On July 1, 2014, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Lori M. Henderson
Name: Lori M. Henderson
Chie Title: Senior Vice-President, General Counsel & Secretary

Date:   July 7, 2014

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2014.